Exhibit 5

April 22, 2011

1st Franklin Financial Corporation
213 East Tugalo Street
P.O. Box 880

Toccoa, Georgia 30577

Re:

Registration Statement on Form S-1 Filed by 1st Franklin Financial Corporation

Ladies and Gentlemen:

We have acted as counsel to 1st Franklin Financial Corporation, a Georgia corporation (the “Company”), in connection with the authorization of the issuance and sale from time to time, on a delayed basis, by the Company of variable rate subordinated debentures of the Company (the “Debentures”), as contemplated by the Company’s Registration Statement on Form S-1 to which this opinion has been filed as an exhibit (as the same may be amended from time to time, the “Registration Statement”).  The Debentures may be issued from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion.  Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Debentures, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (the “Board”) (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

In rendering the foregoing opinion, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Debentures thereunder); (ii) a prospectus supplement describing the Debentures offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the Company will issue and deliver the Debentures in the manner contemplated by the Registration Statement; and (iv) all Debentures will be issued in compliance with applicable federal and state securities laws.

We have further assumed that (i) the resolutions authorizing the Company to issue, offer and sell the Debentures will have been adopted by the Board (or an authorized committee thereof) and will be in full force and effect at all times at which the Debentures are offered or sold by the Company; (ii) the definitive terms of the Debentures will have been established in accordance with the authorizing resolutions of the Board (or an authorized committee thereof), and, as applicable, the Company’s Restated Articles of Incorporation and applicable law; (iii) such Debentures will have been executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, dated as of October 31, 1984, between the Company and Synovus Trust Company, N.A., as successor trustee (the “Trustee”), as heretofore amended, modified and supplemented (the “Indenture”), and the Indenture has been qualified under the Trust Indenture Act of 1939; (iv) all terms of such Debentures not provided for in the Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the Trustee; and (v) the Indenture will be governed by and construed in accordance with the laws of the State of Georgia and will constitute a valid and binding obligation of each party thereto other than the Company.

The opinion set forth above is limited by: (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally; and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

As to facts material to the opinions and assumptions expressed herein, we have relied on oral or written statements and representations of officers and other representatives of the Company and others.  The opinion expressed herein is limited to the federal securities laws of the United States of America and the laws of the State of Georgia, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement.  In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day

Jones Day

ATI-2469934v1